United States

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of Report (Date of earliest event reported) February 22, 2010
S&T Bancorp, Inc. ____________________________________________________________ (Exact Name of Registrant as Specified in its Charter)
Pennsylvania _________________ (State or Other Jurisdiction of Incorporation)	0-12508 _________________ (Commission File Number)	25-1434426 _________________ (IRS Employer Identification No.)
800 Philadelphia Street, Indiana, PA __________________________________________ (Address of Principal Executive Offices)		15701 ___________________ Zip Code
Registrant's telephone number, including area code		(800) 325-2265
Former name or address, if changed since last report		Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Financial Officer

Effective February 25, 2010, the Board of Directors of S&T Bancorp, Inc. ("S&T") appointed Mark Kochvar, age 49, as Senior Executive Vice President and Chief Financial Officer. Mr. Kochvar has served as S&T's Executive Vice President and Treasurer, since 2008, and was Senior Vice President, Treasury and Investments, from 2001-2007.

Mr. Kochvar will receive an annual salary of $250,000. In addition, Mr. Kochvar will be granted shares of restricted stock, under the Company's 2003 Incentive Stock Plan, equal to a number of shares of restricted stock determined by dividing $50,000 by the fair market value of our common stock on the date of grant, such shares to vest equally over two years at 50% per year. For the year ending December 31, 2010, Mr. Kochvar will be eligible to participate in the 2010 Management Incentive Plan ("MIP"), subject to the terms of the MIP.

Mr. Kochvar is party to a change in control agreement with S&T, dated December 31, 2008, that provides that if his employment is terminated without cause within two years of a change of control, or if he voluntarily terminates his employment with S&T due to a "constructive termination" (as such term is defined in the Severance Agreement) following a change-in-control, he will receive a lump sum payment in cash an amount equal to twice his base salary. Mr. Kochvar would also be entitled to continue to receive, for two years, the life insurance, health, disability and other welfare benefits substantially similar in all respects to those which he was receiving immediately prior to the change in control. The Severance Agreement with Mr. Kochvar is attached hereto as Exhibit 10.1, and is incorporated herein by reference. The foregoing description of the Severance Agreement is qualified in its entirety by reference to the terms of the Severance Agreement.

Mr. Kochvar was not appointed as Senior Executive Vice President and Chief Financial Officer pursuant to any arrangement or understanding with any other person, and he has no reportable transactions under Item 404(a) of Regulation S-K. There are no family relationships between Mr. Kochvar and any director or executive officer of S&T.

A copy of the press release dated February 26, 2010, announcing the appointment of Mr. Kochvar, is attached hereto as Exhibit 99.1.

Resignation of Interim Chief Financial Officer

On February 22, 2010, Wendy S. Bell, the acting Chief Financial Officer of S&T, resigned from her position with S&T in order to pursue another employment opportunity. The resignation will be effective as of March 2, 2010 in order to facilitate the transition of functional responsibilities. Ms. Bell's decision was not based on any disagreement with S&T's operations, accounting principles or practices, financial statement disclosures or otherwise.

  Item 9.01 - Financial Statements and Exhibits

(d) Exhibits.

10.1 Severance Agreement, dated December 31, 2008

99.1 Press release, dated February 26, 2010

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned thereunto duly authorized.
February 26, 2010	S&T Bancorp, Inc. /s/ Todd D. Brice Todd D. Brice President and Chief Executive Officer

Exhibit Index

Number Description

10.1 Severance Agreement, dated December 31, 2008

99.1 Press release, dated February 26, 2010